SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                   December 29, 1999



Commission     Registrant, State of Incorporation,        I.R.S. Employer
File Number    Address and Telephone Number               Identification No.
-----------    -----------------------------------        ------------------

1-6047         GPU, Inc.                                      13-5516989
               (a Pennsylvania corporation)
               300 Madison Avenue
               Morristown, New Jersey 07962-1911
               Telephone (973) 455-8200

ITEM 5.  OTHER EVENTS.
         ------------

        As previously reported, on December 21, 1999, GPU, Inc. ("GPU") entered into an Agreement and Plan of Merger ("Merger Agreement") to acquire all of the outstanding shares of common stock of MYR Group, Inc. ("MYR") for $30.10 per share, in cash, or a total purchase price of approximately $215 million.

        In accordance with the Merger Agreement, on December 29, 1999, GPU, through its wholly owned subsidiary GPX Acquisition Corp. ("GPX"), commenced a cash tender offer to acquire all outstanding shares of MYR common stock. Acceptance of and payment for MYR shares tendered pursuant to the offer is subject to certain specified conditions, including the tender of not less than 50.1% of the outstanding MYR common stock (on a fully diluted basis) and approval of the transactions by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935. Assuming completion of the tender offer, MYR would then be merged with and into GPX and become a wholly owned subsidiary of GPU.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
         -------------------------------------------------------------------

      (c)    Exhibit

               1.     Schedule 14D-1,  dated December 29, 1999, filed by GPU and
                      GPX  under  the   Securities   Exchange   Act  of  1934  -
                      incorporated by reference to such filing.

                                    SIGNATURE

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                    GPU, INC.



                                    By:  /s/ T. G. Howson
                                        -------------------------------
                                          T. G. Howson, Vice President
                                          and Treasurer


Date:   December 29, 1999